As filed with the Securities and Exchange Commission on March 29, 2022

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Akouos, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-1716654
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

645 Summer Street Suite 200 Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

2020 Stock Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Emmanuel Simons, Ph.D., M.B.A.

President and Chief Executive Officer

Akouos, Inc.

645 Summer Street

Suite 200

Boston, Massachusetts 02210

(Name and Address of Agent for Service)

(857) 410-1818

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Karoline Shair, Ph.D., J.D.

Akouos, Inc.

645 Summer Street

Suite 200

Boston, Massachusetts 02210

(857) 410-1818

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2020 Stock Plan and 2020 Employee Stock Purchase Plan of Akouos, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-239571, filed with the Securities and Exchange Commission on June 30, 2020 by the Registrant, relating to the Registrant’s 2016 Stock Plan, 2020 Stock Plan and 2020 Employee Stock Purchase Plan and (ii) the Registration Statement on Form S-8 , File No. 333-254803, filed with the Securities and Exchange Commission on March 29, 2021 by the Registrant, relating to the Registrant’s 2020 Stock Plan and 2020 Employee Stock Purchase Plan. The information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1

Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39343) filed with the Securities and Exchange Commission on June 30, 2020).

4.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39343) filed with the Securities and Exchange Commission on June 30, 2020).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature pages of this registration statement).

99.1

2020 Stock Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-238977) filed with the Securities and Exchange Commission on June 22, 2020).

99.2

2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-238977) filed with the Securities and Exchange Commission on June 22, 2020).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 29th day of March, 2022.

AKOUOS, INC.

By:	/s/ Emmanuel Simons
Emmanuel Simons, Ph.D., M.B.A.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Akouos, Inc., hereby severally constitute and appoint Emmanuel Simons, Ph.D., M.B.A., Sachiyo Minegishi, M.B.A., and Karoline Shair, Ph.D., J.D., and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Akouos, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emmanuel Simons	President, Chief Executive Officer and Director	March 29, 2022
Emmanuel Simons, Ph.D., M.B.A.	(Principal Executive Officer)

/s/ Sachiyo Minegishi	Chief Financial Officer	March 29, 2022
Sachiyo Minegishi	(Principal Financial Officer and Principal Accounting Officer)

/s/ Arthur O. Tzianabos	Chairman of the Board of Directors	March 29, 2022
Arthur O. Tzianabos, Ph.D.

/s/ Edward T. Mathers	Director	March 29, 2022
Edward T. Mathers

/s/ Kush M. Parmar	Director	March 29, 2022
Kush M. Parmar, M.D., Ph.D.

/s/ Heather Preston	Director	March 29, 2022
Heather Preston, M.D.

/s/ Saira Ramasastry	Director	March 29, 2022
Saira Ramasastry

/s/ Vicki Sato	Director	March 29, 2022
Vicki Sato, Ph.D.

/s/ Chris Smith	Director	March 29, 2022
Chris Smith